EXHIBIT 24

POWERS OF ATTORNEY

Powers of Attorney

Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Gary W. Miller and Craig C. Morfas, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities noted below to sign the Baldwin & Lyons, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and any and all amendments thereto, required to be filed pursuant to the requirements of Sections 12(g), 13, or 15(d) of the Securities and Exchange Act of 1934, as amended, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Signature and Title                                                                                                Dated:

/s/ Joseph DeVito                                                                                                                  February 7, 2012
Joseph DeVito, CEO and President
(Principal Executive Officer)

/s/ G. Patrick Corydon                                                                                                           February 7, 2012
G. Patrick Corydon, Executive Vice
President (Finance) and CFO
(Principal Financial and Accounting Officer)

/s/ Gary W. Miller                                                                                                                  February 7, 2012
Gary W. Miller, Chairman
of the Board Executive Chairman

/s/ Stuart D. Bilton                                                                                                                 February 7, 2012
Stuart D. Bilton, Director

/s/ Otto N. Frenzel, IV                                                                                                            February 7, 2012
Otto N. Frenzel, IV, Director

/s/ John M. O’Mara                                                                                                               February 7, 2012
John M. O’Mara, Director

/s/ Thomas H. Patrick                                                                            February 7, 2012
Thomas H. Patrick, Director

/s/ John Pigott                                                                                                                        February 7, 2012
John Pigott, Director

Powers of Attorney (continued)

/s/ Kenneth D. Sacks                                                                                                              February 7, 2012
Kenneth D. Sacks, Director

/s/ Nathan Shapiro                                                                                                                  February 7, 2012
Nathan Shapiro, Director

/s/ Norton Shapiro                                                                                                                  February 7, 2012
Norton Shapiro, Director

/s/ Robert Shapiro                                                                                                                   February 7, 2012
Robert Shapiro, Director

/s/ Steven A. Shapiro                                                                                                             February 7, 2012
Steven A. Shapiro, Director

/s/ John D. Weil                                                                                                                       February 7, 2012
John D. Weil, Director